================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       ----------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 29, 2006

                        ---------------------------------

                           FIRST FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        --------------------------------

--------------------------------------------------------------------------------
          Indiana                        000-16759               35-1546989
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)
--------------------------------------------------------------------------------
                            One First Financial Plaza
                           Terre Haute, Indiana 47807
          (Address of Principal Executive Offices, including Zip Code)

                                 (812) 238-6000
              (Registrant's Telephone Number, Including Area Code)

                        --------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act

================================================================================

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 20, 2005, First Financial Corporation (the "Corporation") approved and joined in an extension of the existing employment agreement (the "Employment Agreement") between First Financial Bank, NA ("FFB"), the Corporation's wholly-owned banking subsidiary, and Norman L. Lowery, the Vice Chairman, Chief Executive Officer, and Vice President of the Corporation and the President and Chief Executive Officer of FFB. On March 29, 2006, the Corporation, FFB and Mr. Lowery executed the amended Employment Agreement, which is effective January 1, 2006. Attached hereto and incorporated herein by reference as Exhibit 10.01 is a copy of the amended Employment Agreement.

         The Employment Agreement is a five-year agreement which may be extended each year by the board of directors of FFB for an additional one-year term. Under the Employment Agreement, Mr. Lowery receives an annual salary equal to his current salary, which is $433,908 for 2006, subject to increases approved by the Board of Directors, and is entitled to participate in other bonus and fringe benefit plans available to the Corporation's and FFB's employees.

         If Mr. Lowery is terminated "without cause" or if he terminated for "good reason," and such termination does not occur within 12 months after a "change in control" (as such terms are defined in the Employment Agreement), he would receive an amount equal to the sum of his base salary and bonuses through the end of the then-current term of the Employment Agreement. He is entitled to receive cash reimbursements in an amount equal to his cost of obtaining all benefits which he would have been eligible to participate in or receive though the term of the Employment Agreement.

         If Mr. Lowery is terminated for other than "just cause" or is constructively discharged and this occurs within 12 months following a change in control, he would be entitled to an amount equal to the greater of the compensation and benefits described above if the termination did not occur within 12 months following a change in control; or, the product of 2.99 times the sum of (i) his base salary in effect as of the date of the change in control; (ii) an amount equal to the bonuses received by or payable to him in or for the calendar year prior to the year in which the change in control occurs; and (iii) cash reimbursements in an amount equal to his cost of obtaining for a period of three years, beginning on the date of termination, all benefits which he was eligible to participate in or receive. Mr. Lowery is also entitled to the payment provided for in the paragraph if a change in control occurs that was not approved by a majority of the Board of Directors.

         If Mr. Lowery qualifies as a "key employee" at the time of his separation from service, FFB may not make certain payments earlier than six months following the date of the his separation from service (or, if earlier, the date of his death). Payments to which Mr. Lowery would otherwise be entitled during the first six months following the date of his separation from service will be accumulated and paid to Mr. Lowery on the first day of the seventh month following his separation from service.

         If as a result of a change in control Mr. Lowery becomes entitled to any payments from FFB which are determined to be payments subject to the Code
Section 280G, the amount due will be increased to include payment equal to the amount of excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code (the "Excise Tax Payment") and the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

         10.01 Employment Agreement between First Financial Bank, National Association and Norman L. Lowery, as joined in by First Financial Corporation

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  March 30, 2006

                                     FIRST FINANCIAL CORPORATION

                                     By:  /s/ Michael A. Carty
                                          -----------------------------------
                                              Michael A. Carty
                                              Secretary, Treasurer and Chief
                                              Financial Officer

                                INDEX TO EXHIBITS



---------------     -----------------------------------------------------
   EXHIBIT NO.                          DESCRIPTION
---------------     -----------------------------------------------------
     10.01          Employment Agreement between First Financial Bank,
                    National Association and Norman L. Lowery, as joined
                    in by First Financial Corporation
---------------     -----------------------------------------------------